Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports First Quarter 2014 Results

Company Reports Results In-Line with Expectations

Highlights:

•	Generated net sales of $1.1 billion.

•	Achieved Adjusted EBITDA of $107 million.

•	Announced agreement to acquire Brown Printing Company.

•	Completed $1.9 billion debt financing that strategically extended and expanded the Company's debt capital structure.

SUSSEX, WI, May 6, 2014 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”) today reported results for its first quarter ending March 31, 2014. For full financial results, including reconciliations of non-GAAP financial measures, please see the accompanying information.

“Our first quarter results were in-line with our expectations,” said Joel Quadracci, Quad/Graphics Chairman, President & CEO. “We continue to focus on ways to grow market share and remain disciplined in our approach to improve productivity and create sustainable cost reduction initiatives; maintain a strong and flexible balance sheet; invest in our business; and pursue value-driven consolidation opportunities like Brown Printing. This acquisition is consistent with our ongoing strategy to transform Quad/Graphics and create value for our clients and shareholders. The combination of Quad/Graphics and Brown will enhance the many ways in which we help publishers and marketers drive top-line revenues while better controlling their overall total cost of print production and distribution.”

Net sales for the first quarter 2014 were $1.1 billion, down approximately 2% quarter over quarter. First quarter 2014 Adjusted EBITDA was $107 million compared to $114 million for the same period in 2013, and first quarter 2014 Adjusted EBITDA margin was 9.7% compared to 10.1% in the first quarter of 2013. The Adjusted EBITDA decline reflects ongoing industry volume and pricing pressures as well as $3 million in favorable gains in 2013 that did not repeat in 2014 primarily related to a gain on the sale of the Company’s business in Recife, Brazil.

First quarter 2014 Free Cash Flow was negative $13 million versus positive $93 million for the same period in 2013. The variance is primarily attributable to an estimated $70 million benefit realized in the first quarter of 2013 from the restoration of normalized working capital levels following the Company’s January 2013 acquisition of Vertis, Inc., which was acquired without normalized levels of accounts payable and accrued liabilities. The remaining variance primarily reflects $18 million in higher capital expenditures in 2014 due primarily to carryover projects from 2013 as well as working capital fluctuations.

“We reiterated our 2014 guidance recently based on solid revenue and earnings trends we experienced in the first quarter and completed a new debt capital structure that enhances the Company’s financial flexibility,” said Dave Honan, Quad/Graphics Vice President and CFO. “Amending our $1.6 billion revolving credit agreement, Term Loan A and Term Loan B facilities and completing our inaugural $300 million high-yield bond offering extends and staggers the Company’s debt maturity profile, further diversifies our capital structure, and provides more borrowing capacity to better position the Company to execute on its strategic goals. This is consistent with our ongoing disciplined approach to maintain a strong, flexible balance sheet and create value for all our stakeholders.”

Quarterly Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on Wednesday, May 7, to discuss first quarter 2014 results. To access the conference call, it is recommended that you listen via computer at: http://engage.vevent.com/rt/quadgraphics~050714.

If for any reason you are unable to stream, you can listen to the audio via the telephone by calling:

•	Toll-Free: (877) 217-9946 (US/Canada)

•	Toll: (702) 696-4824 (International)

•	Conference ID: 31600869

The replay will be available for 30 days following the conference call. To access the replay via phone, please call
(855) 859-2056 or (404) 537-3406 and enter the Conference ID number 31600869. To access the replay via the internet, please use the following link: http://engage.vevent.com/rt/quadgraphics~050714. Registration is required for replay.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "project," "believe," "continue" or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of significant overcapacity in the highly competitive commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes, including digital substitution by consumers; the impact of changes in postal rates, service levels or regulations; the impact of changing future economic conditions; the failure to renew long-term contracts with clients on favorable terms or at all; the failure of clients to perform under long-term contracts due to financial or other reasons or due to client consolidation; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of increased business complexity as a result of the Company’s entry into additional markets; the impact of fluctuations in costs (including labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of regulatory matters and legislative developments or changes in laws, including changes in privacy and environmental laws; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of risks associated with the operations outside of the United States; significant capital expenditures may be needed to maintain the Company’s platform and processes and to remain technologically and economically competitive; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA and Free Cash Flow. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad/Graphics common shareholders plus interest expense, income tax expense (if applicable), depreciation and amortization and restructuring, impairment and transaction-related charges, and less income tax benefit (if applicable). Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. These measures are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD), a leading global printer and media channel integrator, is redefining print in today’s multichannel media world by helping marketers and publishers capitalize on print’s ability to complement and connect with other media channels. With consultative ideas, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help its clients maximize the revenue they derive from their marketing spend through channel integration, and minimize their total cost of print production and distribution through a fully integrated national distribution network. The Company provides a diverse range of print solutions, media solutions and logistics services from multiple locations throughout North America, Latin America and Europe.

Investor Relations Contact:
Kelly Vanderboom
Vice President & Treasurer, Quad/Graphics
414-566-2464
Kelly.Vanderboom@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2014 and 2013
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
Net sales	$1,102.8	$1,129.5

Cost of sales	892.6	909.8
Selling, general and administrative expenses	103.5	105.9
Depreciation and amortization	83.8	88.8
Restructuring, impairment and transaction-related charges	11.9	25.9
Total operating expenses	1,091.8	1,130.4

Operating income (loss)	$11.0	$(0.9)

Interest expense	20.9	21.9

Loss before income taxes and equity in earnings (loss) of unconsolidated entities	(9.9)	(22.8)

Income tax benefit	(1.2)	(8.5)

Loss before equity in earnings (loss) of unconsolidated entities	(8.7)	(14.3)

Equity in earnings (loss) of unconsolidated entities	(0.4)	0.2

Net loss	$(9.1)	$(14.1)

Net loss attributable to noncontrolling interests	0.3	0.1

Net loss attributable to Quad/Graphics common shareholders	$(8.8)	$(14.0)

Loss per share attributable to Quad/Graphics common shareholders:
Basic and diluted	$(0.19)	$(0.31)

Weighted average number of common shares outstanding:
Basic and diluted	47.4	46.8

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2014 and December 31, 2013
(in millions)
(UNAUDITED)

	March 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$13.1	$13.1
Receivables, less allowances for doubtful accounts	628.9	698.9
Inventories	270.2	272.5
Prepaid expenses and other current assets	42.8	37.2
Deferred income taxes	52.9	48.1
Short-term restricted cash	7.3	4.5
Total current assets	1,015.2	1,074.3

Property, plant and equipment—net	1,914.5	1,925.5
Goodwill	772.9	773.1
Other intangible assets—net	211.3	221.8
Long-term restricted cash	48.6	51.5
Equity method investments in unconsolidated entities	55.7	57.1
Other long-term assets	66.7	62.4
Total assets	$4,084.9	$4,165.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$352.9	$401.0
Amounts owing in satisfaction of bankruptcy claims	2.1	2.5
Accrued liabilities	312.7	350.7
Short-term debt and current portion of long-term debt	132.9	127.6
Current portion of capital lease obligations	5.9	7.0
Total current liabilities	806.5	888.8

Long-term debt	1,299.2	1,265.7
Unsecured notes to be issued	17.9	18.0
Capital lease obligations	11.9	6.5
Deferred income taxes	395.9	395.2
Other long-term liabilities	287.8	303.9
Total liabilities	2,819.2	2,878.1

Quad/Graphics common stock and other equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	960.1	983.1
Treasury stock, at cost	(223.5)	(248.8)
Retained earnings	535.0	558.8
Accumulated other comprehensive loss	(7.3)	(5.6)

Quad/Graphics common stock and other equity	1,265.7	1,288.9

Noncontrolling interests	—	(1.3)

Total common stock and other equity and noncontrolling interests	1,265.7	1,287.6

Total liabilities and shareholders' equity	$4,084.9	$4,165.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2014 and 2013
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
OPERATING ACTIVITIES
Net loss	$(9.1)	$(14.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	83.8	88.8
Impairment charges	1.1	3.7
Deferred income taxes	(3.7)	(8.0)
Stock-based compensation charges	4.2	5.2
Other non-cash adjustments to net loss	1.5	0.7
Dividends from unconsolidated entities	—	5.0
Changes in operating assets and liabilities—net of acquisitions	(44.8)	40.1

Net Cash Provided by Operating Activities	33.0	121.4

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(45.8)	(28.3)
Cost investment in unconsolidated entities	(4.1)	(0.3)
Proceeds from the sale of property, plant and equipment	0.2	5.4
Transfers from restricted cash	0.1	4.2
Acquisition of Vertis—net of cash acquired	—	(237.4)
Acquisition of other businesses—net of cash acquired	(8.9)	(1.5)

Net Cash Used in Investing Activities	(58.5)	(257.9)

FINANCING ACTIVITIES
Payments of long-term debt	(16.3)	(10.2)
Payments of capital lease obligations	(1.8)	(2.6)
Borrowings on revolving credit facilities	419.6	487.2
Payments on revolving credit facilities	(362.8)	(314.4)
Bankruptcy claim payments on unsecured notes to be issued	(0.1)	(4.2)
Sale of stock for options exercised	0.8	0.5
Shares withheld from employees for the tax obligation on equity grants	(1.0)	—
Payment of cash dividends	(14.7)	(14.0)

Net Cash Provided by Financing Activities	23.7	142.3

Effect of exchange rates on cash and cash equivalents	1.8	1.5

Net Increase in Cash and Cash Equivalents	—	7.3

Cash and Cash Equivalents at Beginning of Period	13.1	16.9

Cash and Cash Equivalents at End of Period	$13.1	$24.2

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months Ended March 31, 2014 and 2013
(in millions)
(UNAUDITED)

	Net Sales	Operating Income/(Loss)	Restructuring, Impairment and Transaction-Related Charges
Three months ended March 31, 2014
United States Print and Related Services	$986.2	$22.3	$9.5
International	116.6	0.1	0.5
Total operating segments	1,102.8	22.4	10.0
Corporate	—	(11.4)	1.9
Total	$1,102.8	$11.0	$11.9

Three months ended March 31, 2013
United States Print and Related Services	$1,009.2	$22.1	$15.7
International	120.3	0.5	1.1
Total operating segments	1,129.5	22.6	16.8
Corporate	—	(23.5)	9.1
Total	$1,129.5	$(0.9)	$25.9

Restructuring, impairment and transaction-related charges are included in Operating Income/(Loss) above.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Three Months Ended March 31, 2014 and 2013
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
Net loss attributable to Quad/Graphics common shareholders	$(8.8)	$(14.0)

Interest expense	20.9	21.9
Income tax benefit	(1.2)	(8.5)
Depreciation and amortization	83.8	88.8

EBITDA (Non-GAAP)	$94.7	$88.2
EBITDA Margin (Non-GAAP)	8.6%	7.8%

Restructuring, impairment and transaction-related charges (1)	11.9	25.9

Adjusted EBITDA (Non-GAAP)	$106.6	$114.1
Adjusted EBITDA Margin (Non-GAAP)	9.7%	10.1%
______________________________

(1)	Operating results for the three months ended March 31, 2014 and 2013 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended March 31,
	2014	2013
Employee termination charges (a)	$6.0	$3.4
Impairment charges (b)	1.1	3.7
Transaction-related charges (c)	0.6	3.0
Integration costs (d)	2.7	5.4
Other restructuring charges (e)	1.5	10.4
Restructuring, impairment and transaction-related charges	$11.9	$25.9
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were for equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(e)	Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Three Months Ended March 31, 2014 and 2013
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
Net cash provided by operating activities (1)	$33.0	$121.4

Less: purchases of property, plant and equipment	(45.8)	(28.3)

Free Cash Flow (Non-GAAP)	$(12.8)	$93.1
______________________________

(1)
Includes an estimated $70 million benefit realized in the first quarter of 2013 from the restoration of normalized working capital levels following the January 2013 acquisition of Vertis, which was acquired without normalized levels of accounts payable and accrued liabilities.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of March 31, 2014 and December 31, 2013
(in millions, except ratio)
(UNAUDITED)

	March 31, 2014		December 31, 2013
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,449.9		$1,406.8

Divided by: trailing twelve months Adjusted EBITDA (Non-GAAP) (1)	$569.6		$577.1

Debt Leverage Ratio (Non-GAAP)	2.55	x	2.44	x
______________________________

(1)	The calculation of Adjusted EBITDA for the trailing twelve months ended March 31, 2014 and December 31, 2013, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Three Months Ended
	December 31, 2013	March 31, 2014	March 31, 2013	March 31, 2014
Net earnings (loss) attributable to Quad/Graphics common shareholders	$32.5	$(8.8)	$(14.0)	$37.7
Interest expense	85.5	20.9	21.9	84.5
Income tax expense (benefit)	23.3	(1.2)	(8.5)	30.6
Depreciation and amortization	340.5	83.8	88.8	335.5
EBITDA (Non-GAAP)	$481.8	$94.7	$88.2	$488.3
Restructuring, impairment and transaction-related charges	95.3	11.9	25.9	81.3
Adjusted EBITDA (Non-GAAP)	$577.1	$106.6	$114.1	$569.6

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended March 31, 2014 and 2013
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
Loss before income taxes and equity in earnings (loss) of unconsolidated entities	$(9.9)	$(22.8)

Restructuring, impairment and transaction-related charges	11.9	25.9
	2.0	3.1

Income tax expense at 40% normalized tax rate	0.8	1.2
	1.2	1.9

Equity in earnings (loss) of unconsolidated entities	(0.4)	0.2
Net loss attributable to noncontrolling interests	0.3	0.1

Adjusted net earnings (Non-GAAP)	$1.1	$2.2

Basic weighted average number of common shares outstanding	47.4	46.8
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.1	0.9
Diluted weighted average number of common shares outstanding (Non-GAAP)	48.5	47.7

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.02	$0.05

Diluted Loss Per Share (GAAP)	$(0.19)	$(0.31)
Restructuring, impairment and transaction-related charges per share	0.25	0.54
Income tax benefit from condensed consolidated statement of operations per share	(0.02)	(0.18)
Income tax expense at 40% normalized tax rate per share	(0.02)	(0.02)
Allocation to participating securities per share (2)	—	0.01
GAAP to Non-GAAP diluted impact per share	—	0.01
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.02	$0.05
______________________________

(1)	Adjusted Diluted Earnings Per Share excludes: (i) restructuring, impairment and transaction-related charges and (ii) discrete income tax items.

(2)	Represents the impact of dividends distributed to non-vested stock option holders in accordance with the two-class method of calculating GAAP earnings per share.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.